UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

GTSI Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 31, 2011

The Annual Meeting of the Stockholders of GTSI Corp., a Delaware corporation (“GTSI” or the “Company”), will be held at 11:00 a.m., local time, on Thursday, April 28, 2011, at the Company’s headquarters located at 2553 Dulles View Drive, Suite 100, Herndon, Virginia to consider and act on the following matters (the “Meeting”):

1.

To elect three Class 2 directors to serve until our 2014 Annual Meeting of Stockholders and until their successors are elected and qualified; and

2.

To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

If you are a holder of record of the Company’s common stock as of the close of business on March 14, 2011, you will be entitled to notice of, and vote at, the Meeting and at any adjournment(s) thereof. All stockholders are cordially invited to attend the Meeting in person.

You can vote your shares in one of four ways:

1.

Visit the web-site noted on your proxy card to vote via the internet;

2.

Use the toll-free telephone number on your proxy card to vote by telephone;

3.

Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

4.

Attend the meeting in person to ensure your representation at the Meeting.

Please mark, sign, date and return your proxy card as promptly as possible.

Stockholders are invited to visit the Corporate Governance section of our web-site in the “Investors” section of GTSI.com.

By Order of the Board of Directors

Joseph Uglialoro

Vice President, General Counsel & Secretary

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Voting and Solicitation	1
PROPOSAL 1	2
ELECTION OF DIRECTORS	2
Introduction	2
Class 2 Nominees for a Three-Year Term Expiring in 2014	2
Other Information	3
Class 3 Directors – Term Expiring in 2012	3
Class 1 Directors – Term Expiring in 2013	4
BOARD LEADERSHIP STRUCTURE, RISK OVERSIGHT, EXECUTIVE SESSIONS OF NONEMPLOYEE DIRECTORS, AND COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD	5
COMPENSATION OF DIRECTORS	11
EXECUTIVE COMPENSATON AND RELATED INFORMATION	14
Compensation Discussion and Analysis	15
SUMMARY COMPENSATION TABLE	25
EXECUTIVE OFFICERS	31
AUDIT FEES	39

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2011

The Notice of Annual Meeting of Stockholders, Proxy Statement and Form of Proxy regarding the Annual Meeting of GTSI’s stockholders and GTSI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.GTSI.com and can be accessed through the home page by clicking on “Investors” in the bottom left corner. Once on the Investor page, go to the right-hand column and near the bottom click on “SEC Filings.” On this page, you will find our Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders, Form of Proxy and Proxy Statement pursuant to SEC Schedule 14A (Proxy Statement).

The Annual Meeting of Stockholders will be held at 11:00 a.m., local time, on Thursday, April 28, 2011, at the Company’s headquarters located at 2553 Dulles View Drive, Suite 100, Herndon, Virginia.

For directions on attending the meeting and voting in person, please contact us at 703-502-2463 or via email at investors@gtsi.com; alternatively please go to our website at www.GTSI.com. On the upper left-hand corner of our homepage, roll your mouse over “About GTSI” and click on “Directions” and follow the appropriate instructions.

At the Annual Meeting, you will be asked to vote (a) on the election of three Class 2 directors to serve until our 2014 Annual Meeting of Stockholders and until their successors are elected and qualified and (b) on any other business as may properly come before the Meeting or any adjournment(s) thereof.

Details on voting are set out in the Notice of Annual Meeting and Proxy Statement on the cover page, and additional details and background on the matters to be considered are set out in the Proxy Statement.

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held April 28, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited by and on behalf of the Board of Directors of GTSI Corp., a Delaware corporation (“GTSI” or the “Company”), for use at the Annual Meeting of Stockholders to be held on April 28, 2011 at 11:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Meeting”).

The Meeting will be held at the Company’s principal executive offices located at 2553 Dulles View Drive, Suite 100 in Herndon, Virginia 20171. The Company’s telephone number is (703) 502-2000. This Proxy Statement and the accompanying notice of the Meeting and form of proxy are first being sent or given to stockholders entitled to notice of, and to vote at, the Meeting on or about March 31, 2011.

The Company’s annual report for the fiscal year ended December 31, 2010, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Proxy Statement, but it is not part of the Company’s proxy soliciting material.

Only stockholders of record at the close of business on March 14, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. At the Record Date, 10,057,098 shares of the Company’s common stock, par value $0.005 per share (“Common Stock”), were issued and, excluding 384,418 shares held in treasury, 9,672,680 shares were outstanding for voting purposes. None of the Company’s 680,850 shares of authorized preferred stock is outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting and Solicitation

As to all matters to be voted upon at the Meeting, each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the outstanding Common Stock entitled to vote constitutes a quorum for the conduct of business at the Meeting.

With respect to Proposal 1, if a quorum is present at the Meeting, the three nominees for Class 2 directors receiving the highest number of affirmative votes of Common Stock present in person or by proxy and entitled to vote on the election of directors will be elected. In the election of directors, votes may be cast in favor or withheld with respect to any and all nominees; votes that are withheld may be excluded entirely from the vote and will have no effect on the outcome of the vote. Broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a  quorum but will not be  treated as  present and  entitled to vote with  respect to that  matter.

If a stockholder returns a proxy and no instructions are given, the Common Stock represented thereby will be voted as recommended by the Company’s Board of Directors (the “Board”), including “FOR” the election of the three nominees for directors, as listed below under “Election of Directors.”

The cost of this solicitation of proxies will be borne by the Company. Proxies will be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, email or fax. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Company currently has a classified Board consisting of four Class 1 directors, three Class 2 directors and three Class 3 directors. The current terms of Class 1 and Class 3 directors continue until the annual meeting of stockholders to be held in 2013 and 2012, respectively, and until their respective successors are elected and qualified. There are 10 Board members.

At each annual stockholders meeting, directors are elected for a full term of three years to succeed those directors whose term expires at such annual stockholders meeting.

At the Meeting, the holders of Common Stock as of the Record Date will elect three Class 2 directors for three-year terms. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Company’s three nominees named below for Class 2 directors, all of whom are currently directors of the Company. If any Company’s nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee who will be designated by the current Board to fill the vacancy. It is not, however, expected that any of the nominees will be unable or will decline to serve as a director. There is no family relationship between any director, nominee for election as a director or executive officer of the Company and any other director, nominee for election as a director or executive officer of the Company.

Class 2 Nominees for a Three-Year Term Expiring in 2014

Following are summaries of the background, business experience and descriptions of the principal occupations of the three nominees for election as directors, as well as the specific qualifications, attributes or skills that led to the conclusion that these individuals should serve as directors of the Company.

Name	Age	Position(s) with the Company
Lee Johnson	83	Director
Thomas L. Hewitt	72	Director
Sterling E. Phillips, Jr.	64	Director, Chief Executive Officer and President

Lee Johnson, age 83, has served as a director since 1996. Since 1984, Mr. Johnson has been the President of Federal Airways Corporation, formerly a government contractor. From 1986 to 1994, Mr. Johnson served as Chairman of the Board of Directors of Falcon Microsystems, Inc., a government microcomputer reseller that was acquired by the Company in 1994. As a result of these and other professional experiences, Mr. Johnson possesses particular knowledge and experience in the information technology market, and the Company’s internal operations, and governmental organization that strengthen the Board’s collective qualifications, skills and experiences.

Thomas L. Hewitt, age 72, has served as a director since May 2003, and previously served as a director from March 1996 until May 1998. Since January 2000, Mr. Hewitt has been the Chief Executive Officer of Global Governments, Inc., a strategic planning and marketing company. In 1984, Mr. Hewitt founded Federal Sources, Inc., a market research and consulting firm, where he served as Chief Executive Officer and Chairman of the Board until 1999. Mr. Hewitt served as a director of Halifax Corporation from 2002 to 2010, and as a director of Analex Corp. from 2004 to 2007. As a result of these and other professional experiences, Mr. Hewitt possesses particular knowledge and experience in organizational structure, major corporation operations, as well as the technology sector that strengthen the Board’s collective qualifications, skills and experiences.

Sterling E. Phillips, Jr., age 64, has served as a director since January 2011 and since December 2010 has served as GTSI’s Chief Executive Officer and President. From January 2001 to April 2007, Mr. Phillips was Chairman and Chief Executive Officer of Analex Corp., a government contractor. From May 2007 until November 2010, Mr. Phillips was a venture partner at FirstMark Capital. Mr. Phillips served as a director of Analex Corp. from January 2001 to April 2007 and as a director of MTM Corp. from 2008 to 2010. As a result of these and other professional experiences, Mr. Phillips possesses particular knowledge and experience in government contracting, organizational structure and corporation operations that strengthen the Board’s collective qualifications, skills and experiences.

The Board recommends a vote FOR the election of the three nominees listed above.

Other Information

Securities and Exchange Commission (“SEC”) regulations require the Company to describe material legal proceedings, including bankruptcy and insolvency filings, involving nominees for election as directors for companies of which a nominee was an executive officer. The Board’s Nominating & Governance Committee is not aware of any nominee involved in any of the foregoing types of legal proceedings during the past 10 years.

_______________________________________

Following are summaries of the background, business experience and descriptions of the principal occupations of the directors not currently up for election, as well as the specific qualifications, attributes or skills that led to the conclusion that these individuals should serve as directors of the Company.

Class 3 Directors – Term Expiring in 2012

Steven Kelman, Ph.D., age 62, has served as a director since 1997. Since 1997, he has been the Weatherhead Professor of Public Management at Harvard University’s John F. Kennedy School of Government. From 1993 to 1997, Dr. Kelman served as Administrator of the Office of Federal

Procurement Policy at the Office of Management and Budget. From 1986 to 1993, he was Professor of Public Policy at Harvard University’s John F. Kennedy School of Government. As a result of these and other professional experiences, Mr. Kelman possesses particular knowledge and experience in government operations and policy matters, as well as Federal regulatory insight that strengthen the Board’s collective qualifications, skills and experiences.

Barry L. Reisig, age 65, has served as a director since May 2003. Since July 2006, Mr. Reisig has been a business consultant. From 2002 until 2006, Mr. Reisig was Vice President of Finance of System Planning Corporation, a developer of high technology systems, and President and Chief Executive Officer of its subsidiary, SPC International. From 1980 to 2002, Mr. Reisig was a partner of Arthur Andersen LLP, involved principally in tax matters. Mr. Reisig served as a director of Healthaxis, Inc. from 2005 to 2008. As a result of these and other professional experiences, Mr.Reisig possesses particular knowledge and experience in business operations and accounting, finance, and capital structure that strengthen the Board’s collective qualifications, skills and experiences.

John M. Toups, age 85, has served as a director since 1997 and as Chairman of the Board since May 2007. From 1978 until his retirement in 1987, Mr. Toups was President and Chief Executive Officer of PRC, Inc. Mr. Toups is also a director of NVR, Inc., a homebuilding and mortgage banking company, and Wildan Group, a civil engineering services company. Mr. Toups served as a director of Halifax Corporation from 1993 to 2010. Mr. Toups possesses particular knowledge and experience of board practices of other major corporations, and finance, and capital structure that strengthen the Board’s collective qualifications, skills and experiences.

Class 1 Directors – Term Expiring in 2013

Daniel R. Young, age 77, has served as a director since 2001. From 1977 until 2000, Mr. Young had been a senior executive officer of Federal Data Corporation, a provider of information technology products and services to government agencies, including serving since 1995 as President and Chief Executive Officer and since 1998 as Vice Chairman of the Board of Directors of Federal Data Corporation. Mr. Young is also a director of NCI Corp., an information technology, systems engineering and integration company. Mr. Young served as a director of Halifax Corporation from 2002 to 2010, and as a director for Analex Corp. from 2004 to 2007. As a result of these and other professional experiences, Mr. Young possesses particular knowledge and experience in strategic planning and leadership of information technology based organizations that strengthen the Board’s collective qualifications, skills and experiences.

Joseph “Keith” Kellogg, Jr., age 62, has served as a director since April 2004 and previously was a director from October 29, 2003 until he resigned on December 8, 2003 to provide temporary service to the Federal government. During this temporary service, General Kellogg served as Chief Operating Officer of the Coalition Provisional Authority in Baghdad, Iraq. General Kellogg was a member of the U.S. Army from 1971 to 2003, when he retired as a Lieutenant General and a highly decorated war veteran. From September 2003 until January 2005, General Kellogg served as Senior Vice President for Homeland Security Solutions for Oracle Corp. From January 2005 until July 2009, General Kellogg was employed by CACI International Inc., as an Executive Vice President, Research and Technology Systems. Since June 2009, General Kellogg has been employed by Cubic Defense Applications, Inc. as Senior Vice President of Ground Operations. As a result of these and other professional experiences, Mr. Kellogg possesses particular knowledge and experience in governmental organization, strategic planning and leadership that strengthen the Board’s collective qualifications, skills and experiences.

Lloyd Griffiths, age 69, has served as a director since April 2008. He is the current Dean of the Volgenau School of IT & Engineering at George Mason University, Fairfax, Virginia since 1997. Prior to joining George Mason, Dr. Griffiths was Chair of the Electrical and Computer Engineering Department at the University of Colorado from 1994 to 1997; and Associate Dean for Research and Administration in the School of Engineering for nine years at the University of Southern California. Dr. Griffiths is a director of Information Systems Laboratories, Inc., a private engineering firm; and also serves as a member of the Advisory Board of Geographic Services, Inc., a provider of geospatial systems; a member of the Advisory Board of Vangard Voice Systems, a provider of voice technology for mobile enterprise; and a member of the Technical Advisory Board of The Centre Tecnològic de Telecomunicacions de Catalunya (CTTC) in Barcelona, Spain. Dr. Griffiths holds M.S. and Ph.D. degrees in Electrical Engineering from Stanford University. As a result of these and other professional experiences, Mr. Griffiths possesses particular knowledge and experience in technology, engineering, and design, innovation that strengthen the Board’s collective qualifications, skills and experiences.

Linwood (Chip) Lacy, Jr., age 65 has served as a director since November 2009. Since 2008, Mr. Lacy has been an operating partner at Council Ventures, a private equity firm that makes investments in healthcare companies. Previously, he served as the President and Chief Executive Officer of Micro Warehouse Incorporated from October 1996 to October 1997. Mr. Lacy served as the Chief Executive Officer of Ingram Industries Inc., from June 1995 to April 1996 and President from December 1993 to June 1995. He served as the Co-Chairman and Chief Executive Officer of Ingram Micro, Inc., from 1985 to May 1996. He has held executive positions with Best Products and Zale Corporation's Catalogue Showroom Division. He has been a Director of NETGEAR Inc. since September 2002 and its Lead Independent Director since April 2006. He has been Chairman of MailExpress, Inc. since September 2008. Mr. Lacy serves as a director of Ingram Industries Inc., and Confidex OY. He is a director of New Day Pharmacy Corporation since May 2009. He served as a director of pcOrder.com, Inc. since August 1998 and as a director of Modus Media, Inc. (Formerly, Modus Media International Holdings, Inc.) since August 1998. He served as director of EarthLink Network from June 1996 to February 2000 and as a director of EarthLink Inc. from February 2000 to May 2008 when EarthLink Network merged with MindSpring. He previously served as a director for Evault, Inc., Marketworks Inc., Ingram Micro, Inc., CashConductor.com, ModusLink Corporation, SemEquip, Inc. and Auctionworks, Inc. He was inducted into the CRN Computer Museum Industry Hall of Fame in 1997. Mr. Lacy received a B.S. degree in Chemical Engineering from the University of Virginia and an M.B.A. in Business from the Darden Graduate School of Business Administration at the University of Virginia. As a result of these and other professional experiences, Mr. Lacy possesses particular knowledge experience in technology sales, operations and distribution that strengthen the Board’s collective qualifications, skills and experiences.

BOARD LEADERSHIP STRUCTURE, RISK OVERSIGHT, EXECUTIVE SESSIONS
OF NONEMPLOYEE DIRECTORS, AND COMMUNICATIONS BETWEEN
STOCKHOLDERS AND THE BOARD

Board Leadership Structure

There are 10 Board members. With the exception of Mr. Johnson and Mr. Phillips, all of our directors are “independent” as defined by the applicable rule of The Nasdaq Stock Market, Inc. (“Nasdaq”). We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Chairman of the Board, benefits GTSI and its stockholders. GTSI’s Chief

Executive Officer and President, Mr. Phillips, who is a nominee for election as a director, is not and would not be an independent director under the Nasdaq rule.

The independent directors regularly have the opportunity to meet without Mr. Johnson and Mr. Phillips in attendance, and, as discussed below, the Board has had since 2004 the position of lead independent director (“Lead Independent Director”). In 2007, Mr. Toups, the designated Lead Independent Director was elected as the Chairman of the Board, and as a result, the Lead Independent Director role has been incorporated into the Chairman role for his tenure. During 2010, there were four regular and 16 special Board meetings. During 2010 no director attended (in person or by telephone) less than 75% of the aggregate of (a) all Board meetings and (b) all meetings of Board committees of which he was a member. The Company does not have a specific policy regarding attendance of directors at the annual stockholder meeting. All directors, however, are encouraged to attend if available, and the Company tries to ensure that at least one independent director is present at the annual meeting and available to answer any stockholder questions. Messrs. Toups, Griffiths, Hewitt, Johnson, Kelman, Kellogg, Lacy, Reisig and Young were present at last year’s annual stockholders meeting (the “2010 Annual Meeting”).

Lead Independent Director

The Lead Independent Director role was created in 2004, to assist the Chairman of the Board and the other Board members in assuring effective corporate governance. The Lead Independent Director’s responsibilities also included assisting the Chairman in reviewing the functions of Board committees and recommending the creation or discontinuance of committees, considering questions of potential conflicts of interest, acting as a resource on corporate governance matters, and acting as the spokesperson for the Company if the Chairman is absent. Mr. Toups was appointed as Lead Independent Director in April 2004, and served in this role until his election to Chairman of the Board in May 2007. At that time, the role of Lead Independent Director was incorporated into the Chairman role for Mr. Toups’ tenure.

Chairman of the Board

In February 2006, the Board separated the duties of the Chairman of the Board and the Company’s Chief Executive Officer. Mr. Toups, who is the current Chairman of the Board, has been Chairman since May 2007.

GTSI recognizes that different board leadership structures may be appropriate for companies in different situations and believes that no one structure is suitable for all companies, and that the Company’s current Board leadership structure of separating the Chairman and the Company’s Chief Executive Officer (“CEO”) is optimal for the Company because it demonstrates to GTSI’s employees, vendors, customers and other stakeholders that GTSI is under balanced leadership, with these separate functions handled by separate individuals, providing for appropriate prioritization and individual focus, while maintaining strong governance methods. The Board and the CEO believe that GTSI, like many U.S. companies, has been well-served by this leadership structure.

Risk Oversight

Our Board is responsible for overseeing GTSI’s risk management process. The Board considers GTSI’s general risk management strategy, the most significant risks facing GTSI, and works to ensure that appropriate risk mitigation strategies are considered by management. The Board is also apprised by our senior management of particular risk management matters in connection with the Board’s general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of GTSI’s risk management process. Among its duties, the Audit Committee reviews with management (a) GTSI policies with respect to certain risk areas that may be material to GTSI, (b) GTSI’s system of disclosure controls and system of internal controls over financial reporting, and (c) GTSI’s compliance with legal and regulatory requirements. Management primarily reports known or potential risk to the Audit Committee, however other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

GTSI’s management is responsible for day-to-day risk management. Our Treasury, Compliance and Internal Control areas serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for the ongoing business of GTSI. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing GTSI and that our Board leadership structure supports this approach.

Executive Sessions of Nonemployee Directors

The Board holds executive sessions of its nonemployee directors generally at each regularly scheduled meeting. The Chairman of the Board serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

Interested parties, including stockholders, may communicate directly with the Chairman of the Board or specific individual directors by direct mail to the following address: GTSI Corp., 2553 Dulles View Drive, Suite 100, Herndon, Virginia 20171, attention: General Counsel. GTSI's General Counsel will receive and review the communications and has been instructed by the Board to promptly forward all such communications to the director or directors indicated on the communications, unless the communication is clearly more appropriately addressed by other departments, such as customer service or accounts payable, in which case the communication will be forwarded by the General Counsel to the appropriate department.

When reporting a concern, interested parties are asked to supply sufficient information so that the matter may be addressed properly, and encouraged to identify themselves to assist GTSI in effectively addressing the concern. An interested party may choose to remain anonymous, and GTSI will use its reasonable efforts to protect the party’s identity to the extent appropriate or permitted by law.

COMMITTEES AND TRANSACTIONS WITH RELATED PARTIES

Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The current charters of each of these committees, as well as the duties of the Lead Independent Director, are available on the Company’s Internet website, www.GTSI.com (located on the “About Us” web page, under Investors/Corporate Governance). Also posted on such website is a description of the process for stockholders to send communications to the Board or to one or more particular Board members, as noted above.

Audit Committee

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditor.

Since the 2010 Annual Meeting, the Audit Committee has been composed of Messrs. Reisig (Chairman), Hewitt, Kellogg and Kelman. All of the Audit Committee members during the past year, and all of the members who will be appointed for the current year, are independent in accordance with applicable rules of the SEC and Nasdaq. Each current member is able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and statement of cash flow. The Board has determined that Mr. Reisig is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2010, the Audit Committee met five times.

Compensation Committee

The primary purpose of the Compensation Committee is to provide assistance to the Board in fulfilling its responsibility with respect to oversight of the establishment, administration and appropriate functioning of stock, compensation and related matters for the Company’s employees. The Committee reviews the salaries and bonuses to be paid to the Company’s Chief Executive Officer and President and the Company’s other principal executive officers (Chief Financial Officer), and makes recommendations to the Board regarding such salaries and bonuses. The Compensation Committee reviews and approves the salaries and bonuses for the Company’s other officers, reviews and approves the compensation discussions and analysis, and administers the Company’s stock option and stock incentive plans. Since the 2010 Annual Meeting, the Compensation Committee has been composed of Messrs. Young (Chairman), Griffiths, Lacy and Toups. Each of the committee members is independent in accordance with applicable Nasdaq rules. During 2010, the Compensation Committee formally met five times.

Nominating and Governance Committee

The primary purpose of the Nominating and Governance Committee (“Nominating Committee”) is to provide assistance to the Board in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company, as well as identify and recommend individuals to be presented to the stockholders for election or re-election as Board members. Since the 2010 Annual Meeting, the Nominating Committee has been composed of Messrs. Toups (Chairman), Reisig and Young, all of whom are independent in accordance with applicable Nasdaq rules. During 2010, the Nominating Committee formally met one time.

Transactions with Related Persons

We may occasionally participate in transactions with certain “related persons.” Related persons include our executive officers, directors, director nominees, the beneficial owners of more than 5% of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. In 2003, we adopted a written policy as part of our audit committee charter that provides for the review and, if applicable, approval at each regularly scheduled meeting of any related party transaction as required by Nasdaq. Under this policy, the Audit Committee is responsible for the review and approval of each related person transaction exceeding $120,000. The Audit Committee, or the Chairman, considers all relevant factors when determining whether to approve a related person transaction including whether the proposed transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider the following:

·  the size of the transaction and the amount of consideration payable to the related person(s);

·  the nature of the interest of the applicable director, director nominee, executive officer or 5% stockholder, in the transaction; and

·  whether we have developed an appropriate plan to monitor or otherwise manage the potential for a conflict of interest.

Based on all relevant facts and circumstances, taking into consideration our contractual obligations, the Audit Committee determines whether it is in our and our stockholders’ best interest to continue, modify or terminate the related person transaction. In 2010, other than as discussed below under the caption “Certain Relationships and Related Transactions” the Audit Committee did not identify any related person transactions.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

The Nominating Committee will consider nominees for director recommended by stockholders with respect to elections to be held at an annual stockholders meeting. In accordance with the Company’s by-laws, to nominate an individual for election as a director at an annual stockholders meeting, a stockholder must deliver written notice of such nomination to the Company’s Secretary not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if fewer than 60 days notice or prior public disclosure of the date of such annual meeting is given or made to the stockholders, not later than the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure was made). The notice of a stockholder’s intention to nominate a director must include:

•

information regarding the stockholder making the nomination, including name, address and number of GTSI shares that are beneficially owned by the stockholder;

•

a representation that the stockholder is entitled to vote at the meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC’s proxy soliciting rules if the person had been nominated for election as a director by the Board;

•

a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made; and

•

the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors and executive officers may also recommend director nominees to the Nominating Committee. The committee will evaluate nominees recommended by stockholders based on the same criteria that it uses to evaluate other nominees. These criteria include the candidate’s experience, skills and personal accomplishments, including: intelligence, integrity, strength of character, and commitment. Nominees should also have the sense of timing required to assess and challenge the way things are done and recommend alternative solutions to problems; the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight; an awareness of both the business and social environment in which today’s corporation operates; and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing GTSI’s future financial performance. Desired experience for director nominees include: at least 10 years of experience in a senior executive role with a major business organization, preferably, as either chief executive officer or chairman (equivalent relevant experience from other backgrounds such as academics or government may also be considered); a record of accomplishment and line operating (or equivalent) experience; first-hand experience with government contracting; a working knowledge of corporate governance issues and the changing role of boards of directors; and exposure to corporate programs designed to create stockholder value, while balancing the needs of all stakeholders. The foregoing is in addition to the other factors that are listed as an appendix to the Nominating Committee charter that is posted on the Company’s Internet website, www.GTSI.com (located on the “About Us” web page, under Investors/Corporate Governance), as noted above. The committee has not in the past retained any third party to assist it in identifying nominees.

Director nominees should not be employed by or affiliated with any organization that has competitive lines of business or that may otherwise present a conflict of interest. The Board’s composition, skills and needs change over time and will be considered in establishing the profile of desirable nominees for any Board vacancies. While the Nominating Committee does not have a formal policy with respect to diversity, the committee has determined that it is desirable for the Board to have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender, age and national origin, and considers issues of diversity and background in its selection process.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of the Board, and whether any Board vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience, and capability on the Board.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2012, including the nomination of persons to serve on the Board, must be received by the Company’s Secretary not later than December 1, 2011, for inclusion in the proxy statement for that annual meeting. Stockholders who wish to present a proposal at the annual meeting of stockholders to be held in 2012, which has not been included in the Company’s proxy materials, must submit such proposal in writing to the Company in care of the Company’s Secretary. Any such proposal received by the Company’s Secretary after January 23, 2012, shall be considered untimely under the provisions of the Company’s by-laws governing nominations and the proposal of other business to be considered by the Company’s stockholders at that annual meeting. As discussed above, the Company’s bylaws contain further requirements relating to timing and content of the notice that stockholders must provide to the Company’s Secretary for any nomination or other business to be properly presented at an annual meeting of stockholders. It is recommended that stockholders submitting proposals direct them to the Company’s Secretary by certified mail, return receipt requested, to ensure timely delivery. No stockholder proposals were received with respect to the Meeting.

Stockholders submitting proposals must have continuously held at least $2,000 in market value, or one percent, of the Company’s securities entitled to be voted on the proposal for at least one year prior to submitting the proposal. The stockholder’s proposal and accompanying supporting statement cannot exceed 500 words. Stockholders may not submit more than one proposal per year.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of its directors, officers (including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The Code of Ethics was updated in 2009, and notice thereof was made in a Current Report on Form 8-K filed by GTSI with the SEC. The Code of Ethics is posted on the Company’s Internet website, www.GTSI.com (located on the Investor Relations web page). The Company intends to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding any amendment to or waiver of the Code of Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on the Company’s Internet website.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company (other than Mr. Lacy, who, pursuant to his request, is not compensated) is compensated by the payment of an annual retainer of $25,000 (without proration thereof in the event of a partial quarter of service). The Chairs of the Compensation and Audit Committees receive a $3,500 annual retainer, and each member of the Compensation and Audit Committees receives $1,500 per meeting attended in person or via telephone.  In addition, each Board member receives $1,500 for each Board meeting attended in person and $750 for each Board meeting attended via telephone. Also, for participating in each meeting of a special Board committee regarding matters involving Eyak Technology, LLC, a company in which GTSI has a 37% ownership interest (“EyakTek”), Messrs. Reisig and Young each received $750. The other two members of the special committee, Messrs. Toups and Lacy, were not compensated for serving on such special committee. The special committee met 16 times in 2010 since it was appointed by the Board in August 2010.

Each non-employee director also receives compensation in the form of a long-term incentive award, which may be restricted stock or stock options. In 2010, the non-employee directors received awards of restricted stock. Under GTSI’s Amended and Restated 2007 Stock Incentive Plan, each eligible non-employee director is granted such restricted stock, restricted stock units, or other forms of long-term compensation available under the Plan, as the Board shall determine based on Compensation Committee recommendations using information provided by an independent executive compensation consultant. Grants of restricted stock or restricted stock units are based on the closing price of Common Stock on Nasdaq on the date of grant. Non-employee directors of the Company are not eligible to participate in the Company’s other stock option plans or the Company’s Employee Stock Purchase Plan.

In 2007, Mr. Toups, the designated Lead Independent Director, was elected as the Chairman of the Board,

and as a result, the Lead Independent Director position he held has been incorporated into the Chairman position for his tenure. During 2010, the non-employee Chairman of the Board received an annual fee of $40,000.

Except as discussed above, directors of the Company do not receive any other compensation for their service on the Board or any committee thereof, but are reimbursed for their reasonable expenses incurred in association with the performance of their duties. In addition, Mr. Johnson received compensation for his services as a consultant to the Company (see section entitled “Certain Relationships and Related Transactions” below for information regarding this compensation).

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
Scott W. Friedlander (2)	0	0	0	0	0
Lloyd Griffiths	46,750	18,698	0	0	65,448
Thomas L. Hewitt	46,750	18,698	0	7,500(3)	72,948
Lee Johnson	39,250	18,698	0	160,100(4)	218,048
Joseph “Keith” Kellogg, Jr.	43,000	18,698	0	0	61,698
Steven Kelman, Ph.D.	46,750	18,698	0	0	65,448
Linwood “Chip” Lacy, Jr. (5)	0	0	0	0	0
James J. Leto (6)	0	0	0	0	0
Barry L. Reisig (7)	55,500	18,698	0	0	74,198
John M. Toups	82,250	18,698	0	0	100,948
Daniel R. Young (7)	65,250	18,698	0	0	83,948

(1)

Amount reflects the grant date fair value of the award computed in accordance with FASB ASC Topic 718. Each director with an amount in this column received a restricted stock award of 3,333 shares of restricted stock.

(2)

Mr. Friedlander’s compensation as President and Chief Executive Officer is shown in the Summary Compensation Table.

(3)

Mr. Hewitt’s compensation is for services on the Company’s Professional Services Advisory Board.

(4)

Mr. Johnson’s compensation is shown in the section entitled “Certain Relationships and Related Transactions.”

(5)

As he requested, Mr. Lacy does not receive any compensation or awards of options or stock as a director.

(6)

Mr. Leto’s compensation as Chief Executive Officer is shown in the Summary Compensation Table and his compensation as a consultant is shown in the section entitled “Certain Relationships and Related Transactions.”

(7)

The amount includes a total of $12,000 paid to the named director for participating in 16 meetings of a special committee appointed by the Board in August 2010 in respect of matters regarding EyakTek.

As of December 31, 2010, each director had the following amounts of options and restricted stock:

DIRECTOR’S OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Option Shares (#)	Restricted Stock Shares (#)
Scott W. Friedlander (1)	0	0
Lloyd Griffiths	0	3,333
Thomas L. Hewitt	20,000	3,333
Lee Johnson	60,100	3,333
Joseph “Keith” Kellogg, Jr.	10,000	3,333
Steven Kelman, Ph.D.	45,000	3,333
Linwood “Chip” Lacy, Jr. (2)	0	0
James J. Leto (3)	0	0
Barry L. Reisig	20,000	3,333
John M. Toups	47,000	3,333
Daniel R. Young	50,000	3,333

(1)

Mr. Friedlander’s equity awards as President and Chief Executive Officer are shown in the Outstanding Equity Awards at Fiscal Year-End Table.

(2)

As he requested, Mr. Lacy does not receive any equity awards or other compensation as a director.

(3)

Mr. Leto’s equity awards as Chief Executive Officer are shown in the Outstanding Equity Awards at Fiscal Year-End Table.

Executive Compensation and Related Information

Background

At GTSI we recognize and understand that our people drive our success. GTSI operates in an innovative and progressive segment of the systems integration industry. Our employees – our human capital – are central to the value that GTSI creates for our customers and stockholders. We believe that our key investments in our human capital management programs and practices have significantly improved our employees’ commitment, engagement, performance and retention. We also believe this investment and improvement in employee engagement will continue to improve our overall business performance.

Why human capital is such an important component

GTSI’s business involves several different, but related, elements: the creation and delivery of customized solutions that enable our clients to achieve their performance and business goals; and the management of complex services and solutions.

Our success as a technology and strategic consulting services / solutions company is highly dependent on our employees. We believe we have developed a culture focused on embracing strategic human capital programs as well as our core values of Integrity, Trust, Teamwork, Accountability, Customer Focus and Fun. We reinforce these key principles regularly in our training, our talent acquisition process/programs, performance management systems and internal communications.

Our compensation structure is designed to provide the framework for rewarding our human capital – our employees – for their contributions to our success. The essential nature of their role in value creation is reflected in the industry’s compensation policies and levels, which tend to be incentive-driven and reflect competitive levels of compensation for many employees and, in particular, for key executives and producers.

Just as we strive to deliver profitability and competitive returns on our human capital, our compensation framework must also remain competitive to attract, retain and develop talented employees to serve client and stockholder interests.

Compensation Discussion and Analysis

Executive Summary

Key objectives of the Company’s executive compensation programs are as follows:

•

Attract, retain and motivate talented individuals at all levels of the organization.

•

Ensure that executives act on behalf of stockholders and are incentivized to maximize stockholder value.

•

Provide compensation levels, consistent with our overall philosophy, that are intended to be fair and competitive with similar companies in GTSI’s industry.

•

Provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

This discussion describes and analyzes our compensation program for GTSI’s named executive officers during 2010 who consisted of (a) the five individuals who served as the Company’s principal executive officer (“CEO”) during 2010, (b) the one executive officer, other than the CEOs, who was serving as an executive officer as of December 31, 2010 and (c) the two additional individuals who would have been referenced in clause (b) above but for the fact that they were not serving as executive officers as of December 31, 2010 (collectively, the “NEOs”). The NEOs were (a) James Leto, who was CEO during 2010 until February 15, 2010, (b) Scott Friedlander, who was CEO from February 16, 2010 until October 26, 2010, (c) Peter Whitfield, Chief Financial Officer, who also was Acting Co-CEO from October 27, 2010 until December 1, 2010, (d) Sandra Gillespie, Senior Vice President, who also was Acting Co-CEO from October 27, 2010 until December 1, 2010, (e) Sterling Phillips, GTSI’s current CEO and President who assumed such positions on December 1, 2010, (f) Bridget Atkinson, Corporate Vice President of Human Resources, (g) Charles DeLeon, who was a Senior Vice President and General Counsel during 2010 until October 26, 2010 and (h) Todd Leto, who was a Senior Vice President during 2010 until June 14, 2010.

In this section we first discuss GTSI’s compensation philosophy and objectives, the foundation of which is compensating for performance. Next, we review the process the Compensation Committee follows in deciding how to compensate our NEOs and provide a brief overview of the components of GTSI’s compensation program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the NEOs for fiscal 2010.

The Compensation Committee’s charter can be found on GTSI’s internet web-site under the corporate governance section. During 2010, the Compensation Committee had five formal meetings.

Compensation Philosophy and Objectives

GTSI’s executive compensation program is overseen by the Compensation Committee, the basic responsibility of which is to review the performance and development of GTSI’s management in achieving corporate goals/objectives and to assure that GTSI’s executive officers are compensated effectively in a manner consistent with GTSI’s strategy, competitive practice, sound corporate governance principles and stockholder interests. The Compensation Committee believes that the compensation programs for our executives should be designed to attract, retain and motivate talented executives responsible for the success of GTSI and should be determined within a framework that rewards performance.

Within this overall philosophy, the Compensation Committee’s key objectives are to:

•

Offer a total compensation program that is fair, flexible and competitive and takes into consideration the compensation practices of a group of peer companies identified based on an objective set of criteria (the “Compensation Peer Group”).

•

Offer performance based, quarterly and annual variable short-term cash incentive awards based on GTSI’s achievement of designated quarterly and annual objectives. These incentive awards are designed to constitute a significant portion of an executive’s total compensation.

•

Align the financial interests of our executives with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards that encourage a culture of ownership and retention.

•

Provide differentiated pay based on an executive’s skills, role in the organization and contribution to performance.

The core of GTSI’s executive compensation philosophy is to pay for performance. The Compensation Committee reviews GTSI’s compensation philosophy each year. There are four major components of the compensation of our NEOs:

1) base salaries are reviewed annually based on changes in the market and individual responsibilities and are targeted at the 50th percentile of the competitive market;

2) total cash compensation for each of the NEOs is primarily contingent upon performance (i.e., is at risk); incentive bonus payouts are intended to provide total cash compensation at between the 50th percentile and the 75th percentile of the competitive market when the Company and executive achieve targeted (planned) levels of performance against established corporate performance metrics specifically attainment of earnings before tax – EBT;

3) long-term, equity-based incentive awards to maximize stockholder value; and

4) insurance and other employee benefits, including severance and change of control benefits that reflect industry practices.

Benchmarking Compensation

In its process for deciding how to compensate our NEOs, the Compensation Committee begins by considering the competitive market data provided by its independent compensation consultants (Longnecker and Mercer). The Compensation Committee engages independent compensation consultants to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from its independent compensation consultants, identified criteria to select a list of companies that constitute GTSI’s Compensation Peer Group. The Compensation Peer Group is reviewed annually and was last updated in June 2010. The Compensation Peer Group consists of publicly traded companies of similar size that provide services, solutions and/or product to the federal and state and local governments. With this in mind, we also research and retain information about competitive pay levels through relevant and specific executive salary surveys. The Compensation Peer Group data prepared by Longnecker and Mercer as well as key selected survey instruments are used for year-end compensation benchmarking. The Compensation Peer Group was changed in 2010 to better align such group with the Company’s current evolution to a systems integrator.

The Compensation Peer Group members (as of June 2010) are as follows:

Companies

CIBER Incorporated	Agilysus Inc.*
ePlus Incorporated	ATS Corporation*
Global Defense Technology*	Dynamics Research Corporation*
Nu Horizons Electronics*	PC Connection, Inc.*
PC Mall Inc. *	Wide Point Communication*

The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (i.e., acquisitions, etc.) or changes in the comparability of the selected company to GTSI. For fiscal year 2010 six companies were removed: Scan Source, Stanley Inc., MAXIMUS Inc., SRA International, Enpoint Technologies and Sapient Corporation. Eight additional companies (designated by * above) that have similar size and/or industry similarities were added to maintain a broad range of peer companies.

References to the “Compensation Peer Group” below refer to the Compensation Peer Group in effect at the time of the point of reference.

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary usually represents 50% of the executive’s total compensation and is intended to compensate the executive for the base market value of the position. Base salary ranges and total target compensation (base salary plus annual short-term incentive opportunity) for NEOs are determined for each executive based on his or her position and responsibility by using the following weighted formula:

1.

50% = Comparison of the positions of the NEOs to their counterpart positions in the Compensation Peer Group, plus

2.

50% = Comparison of the positions of the NEOs in select executive compensation salary surveys. Specific surveys used including: Mercer, Watson Wyatt, Radford and Culpepper.

During its review of base salaries for NEOs, the Compensation Committee primarily considers:

•

Market data provided by our outside independent consultants;

•

Internal review of the NEOs compensation, both individually and relative to other officers; and

•

Individual performance and contribution of the NEO.

The Compensation Committee retains and does not delegate any of its exclusive authority to determine all matters of executive compensation and benefits, although the Chief Executive Officer and the Human Resources Department present industry-specific competitive market data, proposals and recommendations to the Compensation Committee for their review and consideration. The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting. The independent compensation consultants work directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. To date, Longnecker and Mercer have not undertaken any projects for management.

Compensation Components

The following section provides details on each material element of the Company’s executive compensation programs. It demonstrates how each material element accomplishes the established objectives and how these elements, in total, are in alignment with the Company’s compensation philosophy.

Base Salary Program

To attract and retain key executives, GTSI follows a best practices pay model of providing total compensation to its NEOs consisting of base salaries, short-term variable cash incentive awards and long-term, equity-based incentive awards.

These target percentiles are subject to the Compensation Committee’s discretion to pay below or above the stated percentiles based on recruiting needs, retention requirements, individual or company performance, succession planning, etc.

The Compensation Committee believes that the Company pays base salaries to its executive officers that are set conservatively and near the 50th percentile, compared with executive officers of the Compensation Peer Group and salary survey pool. The Committee, among other things, reviews and recommends to the Board the annual salaries of the Company’s Chief Executive Officer, President, and Chief Financial Officer. The Committee, with input from the Chief Executive Officer, has authority delegated by the Board to set the annual base salaries of the other executives.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other significant change in job responsibility. Merit based increases to salaries of executive officers are based on the Committee’s assessment of the individual’s performance and contributions in a given year. Reviews for all executives are usually made in February of each year. Any  adjustments are  made  effective as of the  start of the then  current year  thereby  giving  the  NEO  a potential adjustment opportunity each 12 months. Individual base salaries also reflect differences in individual performance, scope of responsibilities, internal equity, and experience level.

No changes were made to base salary compensation of the NEOs for 2010, except for 1) a salary increase to $400,000 for Mr. Friedlander as a result of his promotion to President and CEO and 2) a 4% base salary increase for Ms. Gillespie as a result of her promotion to Senior Vice President.

Short-Term Variable Cash Incentive Awards

The Compensation Committee believes that the primary portion of the annual cash compensation of each NEO should be in the form of short-term variable cash incentive pay. By tying a significant portion of the executive’s compensation to short-term variable cash awards, GTSI seeks to align the executive’s interests with both short-term and long-term objectives, as well as individual and company goals that align with stockholder interests. GTSI’s pay philosophy is to target annual total compensation with reference to the 50th percentile of the Compensation Peer Group/salary survey pool, with the opportunity to earn annual incentives in excess of that level based on achieving performance superior to the objectives the Compensation Committee has determined to reward. Annual cash incentives are paid to reward achievement of critical short-term operating, financial and strategic goals that are expected to contribute to stockholder value creation over time.

The annual short-term incentive awards for NEOs for fiscal 2010 were determined under GTSI’s Executive Incentive Plan (“EIP”) and are intended to comply with the exception for performance-based compensation under Internal Revenue Code Section 162(m). Under the EIP, cash incentive awards are based on GTSI’s achievement of established financial performance goals (earnings before tax – EBT). EBT is used as a performance measure because we believe that it represents the best measurement of our operating earnings. The annual short-term incentive is intended to be paid or not paid primarily based on actions and decisions taken for that fiscal year which directly affect earnings. Taxes are excluded because tax payments are not related to annual decisions on business operations. The Compensation Committee established the financial performance goals so that they are consistent with the goals in GTSI’s fiscal 2010 business plan established by the Board.

The actual formula applied to each eligible executive officer is based on the executive’s overall market compensation analysis and is tied to overall Company performance, a result that is not within the individual executive’s control. Individual bonuses are calculated as a percentage of base salary and range from 35% to 65% in the case of executive officers generally, other than the Chief Executive Officer. Under his 2010 employment agreement, as approved by the Board, in 2010 Mr. Phillips was entitled to a short-term incentive opportunity of $450,000 at 100% payout and $900,000 at 200%, payable periodically in accordance with the Company’s then senior bonus plan. (The incentive opportunity is prorated depending on start date with the Company. Mr. Phillips elected not to be eligible for 2010.) The maximum payout on the incentive plan, on an annual basis, is 200% following the guidelines outlined below.

The Short-Term Incentive Plan is an annual program established to reward executives for attaining significant “stretch” profitability goals for the calendar year. Bonus payments are payable in the ratio of the percentage of the goal achieved upon attainment of GTSI Operations EBT (adjusted, if necessary, for Board-approved one-time charges). The program is measured in four quarterly year-to-date segments except for the Chief Executive Officer and Chief Financial Officer who are measured only on a full year basis. For those executives on a quarterly measurement program, the incentive opportunity accumulates 25% of their incentive target each quarter. Year to date performance is measured against the established interim profitability goals. The Short-Term Incentive Plan has a minimum  threshold (94% of prior  year results for the comparable period as measured by GTSI Operations EBT), that needs to be satisfied for a payout to be awarded and has a maximum payout of 200% of the executive’s eligible incentive. No bonus is awarded for any performance below the minimum threshold amount. Any quarterly award given is fixed at a maximum of 50% and the balance deferred to an annual measurement so as to align incentives awarded with annual corporate performance.

Goal Attainment	Amount awarded (quarterly or annually)	% Deferred to Year End
50% of goal	50%	0%
62.5% - 200%	0%	100%

At the end of the year, the Company will release any and all deferred variable incentive if the Company achieves its annual performance goal.

In general, the following methodology was applied in setting the profitability goals/executive incentive targets:

•

The probability of hitting the 100% profitability/incentive goal is 75% of the time

•

The probability of hitting the 150% profitability/incentive goal is 50% of the time

•

The probability of hitting the 200% profitability/incentive goal is 25% of the time

The Board establishes the GTSI operations EBT goals at the beginning of each year. In 2010, due primarily to GTSI’s temporary suspension from federal government contracting by the Small Business Administration on October 1, 2010 and the resulting agreement that GTSI entered into with the Small Business Administration on October 19, 2010, GTSI Operations EBT bonuses were not earned by executive officers based on the application of the Short-Term Incentive Plan’s formula.  The Board did elect to award a special bonus program to offset such exceptional events and to reward key executives for their significant performance during the first three fiscal quarters of 2010.  The Board approved special performance bonus awards in February 2011 to the following NEOs for their 2010 contributions:

Peter Whitfield

$155,000 (of which $51,300 was based on EyakTek’s performance)

Sandra Gillespie

$140,000 (of which $68,750 had been guaranteed for 2010)

Bridget Atkinson

$50,000

Additionally, the Chief Executive Officer employs the occasional use of “spot” bonuses in recognition of extraordinary performance.

Long-Term, Equity-Based Incentive Awards

Similar to the market, GTSI has shifted to restricted stock and stock settled appreciation rights (“SSARs”) as the primary equity component of executive officer compensation through GTSI’s long-term incentive plan (“LTIP”).

These are GTSI’s primary vehicles for offering long-term incentives to its executives. GTSI believes these components provide our executive’s with incentives to achieve long-term corporate performance, help to create a culture of ownership, and work to directly align interests with those of our stockholders.

GTSI’s Long-Term, Equity-Based Incentive Awards assist the Company in:

•	enhancing the link between the creation of stockholder value and long-term executive incentive compensation;
•	maintaining and improving long-term retention of key personnel;
•	ensuring the company provides a very competitive total compensation program for its key personnel;
•	providing an opportunity for increased equity ownership by executives; and
•	maintaining competitive levels of total compensation.

The Compensation Committee relies on the benchmarking analysis described earlier in this summary in connection with equity awards. The Compensation Committee uses total direct compensation – salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics – as the foundation for determining the size of equity awards.

Long-Term Incentive Plan

In 2004, the Board and stockholders approved the GTSI Long-Term Incentive Plan (the “LTIP”). The purpose of the LTIP is to encourage behavior that creates superior financial performance and to strengthen the commonality of interests between LTIP participants and the Company’s owners in creating superior stockholder value. The LTIP is designed and intended to comply, to the extent applicable, with Internal Revenue Code Section 162(m).

The awards, in the form of cash incentive compensation, may be granted to officers of the Company and its subsidiaries in the Compensation Committee’s sole discretion, taking into account such factors as the committee deems relevant in connection with accomplishing the purposes of the LTIP.

Stock Option and Stock Incentive Programs

Stock Option Program

In addition to the LTIP program, options to purchase GTSI’s common stock are a component of the Company’s executive long-term, equity based compensation programs. The Compensation Committee views the grant of stock options as an incentive that serves to align the interests of executives with the Company’s goal of enhancing stockholder value.

The Compensation Committee reviews and acts upon recommendations by the Chief Executive Officer with regard to the grant of stock options to executives (other than to himself ). Stock option award levels are determined based on market data, vary among participants based on their positions, performance and contribution, and responsibilities within the Company and previous stock option grants (if any) and are granted at the Compensation Committee’s regularly scheduled April meeting. On occasion, options are awarded at other times during the year for exceptional performance. Newly hired or promoted executives receive their award of stock options on either their first day of regular employment or the day the award is approved by the Compensation Committee. The Compensation Committee does not “time” grants.

Options are awarded at the Nasdaq exchange’s closing price of GTSI’s common stock on the date of the grant and reflect fair market value. Options will only have value to an executive officer if the stock price increases over the exercise price. The Compensation Committee has never granted options with an exercise price that is less than the closing price of the stock on the grant date nor has it  granted  options that are priced on a date other than the grant date. The majority of the options granted by the Compensation Committee vest at a rate of 25% per year on each of the first four anniversaries of the date of grant, provided that the option holder is a GTSI employee on the vesting date. The option term is typically seven years. Vesting ceases upon termination of employment and vested options can be exercised within three months of termination. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the stock subject to such option, including voting rights or dividends.

Stock Incentive Program

Given recent industry trends away from stock options as a key component of an executive compensation program, in 2005 the Compensation Committee conducted a review of other stock incentive programs with assistance from Longnecker. In 2005 stockholders approved the addition of a stock incentive program to the Company’s then existing 1996 Stock Option Plan (which was changed to the title “1996 Stock Incentive Plan”), that provides for options and alternative incentive programs to encourage performance and improve retention of key executives.

In February 2007, the Board approved an amendment to the 1996 Stock Incentive Plan to provide for stock appreciation rights as a component of the stock incentive program and of the 2007 LTIP program and stockholders approved the Board’s action at the 2007 annual stockholders meeting. A full description of the current plan, as amended by the 2007 Incentive Plan, was provided in GTSI’s 2007 proxy soliciting material.

Under the 2007 Incentive Plan, the Company may, upon approval by the Compensation Committee (except for awards made to the Chief Executive Officer that requires the Board’s approval), make stock awards in the form of restricted stock, restricted stock units or performance awards to select participants, including the NEOs, whose annual non-equity incentive compensation represents a portion of their total annual compensation. Under the stock incentive program, a participating executive may be awarded a number of shares based on the executive’s performance or as part of the annual review of the executive’s compensation portfolio.

For fiscal year 2010, the Compensation Committee and the Board approved modifications to the Company’s stock grant agreements with regard to acceleration of vesting if a change of control of GTSI occurs. If a change of control occurs, an executive’s outstanding unvested options will immediately vest. In addition, the Compensation Committee approved a change to the Company’s change of control agreements with executives that requires a “double trigger” under which the affected executive receives a financial benefit only upon the occurrence of a change in control and termination of the executive’s employment by the Company without cause or by the executive for good reason. The double trigger applies to all of the Company’s current change of control agreements.

Insurance, Retirement and other employee benefits

Our NEOs generally do not receive any special benefits. GTSI offers broad based benefits to all its employees, including executives, on substantially the same basis. The Company does not offer a retirement program. However the Company does provide certain NEOs with perquisites and other personal benefits that the Board and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews and benchmarks the levels of perquisites and other personal benefits provided to NEOs via its external executive consultant.

The NEOs are provided annual executive physicals (by a certified third party), supplemental disability insurance and long-term care insurance.

The Company has entered into employment agreements with two NEOs (Mr. Phillips and Mr. Whitfield) to provide them with reasonable security and increase the likelihood that they will remain in the Company’s employment. In addition, the Company has a severance agreement with Ms. Atkinson and one other executive officer. The Company believes that appropriate severance arrangements are necessary to attract and retain those key executives. In addition, the Company has agreed to pay certain amounts to these executives if their employment is terminated by the Company without cause or by the executive for “good reason” within one year following a change of control of GTSI. This “double trigger” provision was implemented to be consistent with market practices. Furthermore, this program is intended to encourage retention in the face of an actual or potential transaction involving change of control of GTSI and to align executive and stockholder interests. Furthermore, the programs seek to align executive and stockholder interests by allowing top executives to review corporate transactions that are in the best interests of our stockholders without concern over whether the transactions may adversely impact the executive’s employment.

Severance and Change of Control Provisions for NEOs

See disclosure on page 32 titled: EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Internal Revenue Code Section 162(m), which provides that a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including stock-based compensation) paid to each such officer exceeds $1 million in any year unless such compensation was based on performance goals. The 2007 Incentive Plan is designed so that amounts realized on the award of shares and the exercise of options granted thereunder may qualify as “performance-based compensation” that is not subject to the deduction limitation of Section 162(m). The Compensation Committee intends to evaluate other elements of compensation in view of Section 162(m) but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the committee determines to be appropriate.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its LTIP, stock option and stock incentive programs, in accordance with the requirements of FASB ASC 718, Compensation – Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Executive Compensation and Related Information above, which includes the Compensation Discussion and Analysis, with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Executive Compensation and Related Information be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Daniel R. Young, Chairman

Lloyd Griffiths

Linwood (Chip) Lacy, Jr.

John Toups

SUMMARY COMPENSATION TABLE

The following table sets forth certain information for the year ended December 31, 2010 concerning compensation paid or accrued by the Company to or on behalf of: (a) all individuals serving as the Company’s principal executive officer (“CEO”) during the year ended December 31, 2010, (b) the one executive officer, other than the CEOs, who was serving as an executive officer as of December 31, 2010 and whose compensation exceeded $100,000 and (c) the two additional individuals who would have been referenced in clause (b) above but for the fact that they were not serving as executive officers as of December 31, 2010 (collectively, the “Named Executive Officers”). Discussion about this table is set out in the above Compensation Discussion and Analysis section.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($) (4) (e)	Option Awards ($) (4) (f)	Non-Equity Incentive Plan Compensation ($)(2)(3) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
James Leto (6) CEO	2010 2009	207,564 525,000	0 0	0 0	0 54,144(8)	0 656,250	0 0	46,155(7) 126,067(9)	253,719 1,361,461
Scott Friedlander(10) President and CEO	2010 2009	327,917 340,000	0 0	0 0	239,720 81,216(12)	0 318,750	0 0	549,680(11) 8,225(13)	1,117,317 748,191
Peter Whitfield Acting Co-CEO, Senior Vice President and CFO	2010 2009	284,271 250,000	0 0	0 0	0 81,216(15)	155,000 159,456(16)	0 0	6,325(14) 8,225(17)	445,596 498,897
Sandra Gillespie(18) Acting Co-CEO and Senior Vice President	2010 2009	283,144 41,185	0 0	0 111,000	39,789 119,380	140,000 28,646	0 0	45,025(19) 37,500(20)	507,958 337,711
Sterling Phillips(21) CEO and President	2010	25,000	0	0	194,130	0	0	0	219,130
Bridget Atkinson Vice President	2010 2009	239,792 229,792	0 0	0 0	0 40,608(23)	50,000 143,750	0 0	7,506(22) 7,525(24)	297,298 421,675
Charles DeLeon(25) Senior Vice President and General Counsel	2010 2009	218,625 249,792	0 0	0 0	0 40,608(27)	0 156,250	0 0	193,642(26) 8,225(28)	412,267 454,875
Todd Leto (29) Senior Vice President	2010 2009	134,615 279,375	11,500(30) 0	0 0	0 135,360(32)	0 245,000	0 0	82,910(31) 13,927(33)	229,025 673,662

1

Includes amounts, if any, deferred by the Named Executive Officer pursuant to the Company’s 401(k) plan.

2

Bonuses and Incentives under any Executive Bonus Plan are based on corporate and individual performance. See “Compensation Discussion and Analysis.”

3

For Year 2009, includes incentive earned in 2009, but paid in 2010; and for Year 2010, includes incentive earned in 2010, but paid in 2011.

4

Amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in the calculations of these amounts see Note 10 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

5

All other Compensation includes Company contribution to 401(k), if any, which in each is less than $10,000 per person.

6

Mr. Leto resigned as CEO on February 15, 2010; he remained an employee until May 31, 2010.

7

Amount includes housing allowance ($8,333), car allowance ($2,500), car lease pay off ($15,693), commuting allowance ($8,333) and relocation ($5,171).

8

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $71,424.

9

Amount includes housing allowance ($50,000), car allowance ($15,000), and commuting allowance ($50,000).  Other perquisites include club membership, physical exam, and supplemental disability insurance.

10

Mr. Friedlander resigned as an officer, employee, and Director of the Company, effective October 26, 2010.

11

Amount includes perquisites of physical exam and supplemental disability insurance, PTO payout and severance.

12

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $107,136.

13

Amount includes perquisites of physical exam, and supplemental disability insurance.

14

Amount includes perquisite of supplemental disability insurance.

15

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $107,136.

16

Amount includes an MBO payment.

17

Amount includes perquisites of physical exam, and supplemental disability insurance.

18

Ms. Gillespie became an employee of the Company, effective October 30, 2009 and resigned as an officer and employee, effective March 3, 2011.

19

Amount includes sign-on bonus, perquisites of physical exam, and supplemental disability insurance.

20

Amount includes sign-on bonus.

21

Mr. Phillips became an officer and employee of the Company, effective December 1, 2010.

22

Amount includes perquisites of physical exam, and supplemental disability insurance.

23

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $53,568.

24

Amount includes perquisites of physical exam, and supplemental disability insurance.

25

Mr. DeLeon resigned as an officer and employee of the Company, effective October 26, 2010.

26

Amount includes perquisites of physical exam and supplemental disability insurance, PTO payout and severance.

27

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $53,568.

28

Amount includes perquisites of physical exam, and supplemental disability insurance.

29

Mr. Todd Leto resigned as an employee and officer of the Company, effective June 14, 2010.

30

Amount reflects support surrounding a major contract.

31

Amount includes perquisites of physical exam, and supplemental disability insurance and severance.

32

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $178,560.

33

Amount reflects perquisites of club membership, physical exam, and supplemental disability insurance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
James Leto	10,000 10,000	0 0	0 0	8.30 10.15	5/9/2013 5/10/2014			0 0	0 0
Scott Friedlander	80,000 40,000 49,509 10,000	0 0 0(1) 0(2)	0 0 0 0	8.09 6.75 9.60 6.40	7/21/2012 4/28/2013 2/2/2014 8/5/2016			0 0 0 0	0 0 0 0
Peter Whitfield	11,250 10,898 12,500 6,226 10,000	3,750 (3) 7,266(4) 12,500(6) 9,343(7) 20,000(9)	0 0 0 0 0 30,000(10)	11.00 9.60 5.55 9.60 6.40 6.40	3/22/2014 2/2/2014 10/29/2015 10/29/2015 8/5/2016 12/31/2018	2,755(5) 3,242(8)	12,976 15,270	0 0 0 0 0 0 0	0 0 0 0 0 0 0
Sandra Gillespie	8,000 0	32,000(11) 15,000(13)	0 0	9.60 5.55	10/30/2016 3/31/2017	12,000(12)	56,520	0 0 0	0 0 0
Sterling Phillips	0	100,000(14)	0	4.77	11/23/2017			0	0
Bridget Atkinson	47,500 26,778 5,000	0 17,853(15) 10,000(17)	0 0 0 15,000(18)	6.75 9.60 6.40 6.40	4/28/2013 2/2/2014 8/5/2016 12/31/2018	6.768(16)	31,877	0 0 0 0	0 0 0 0
Charles DeLeon	5,000 10,000 15,000 20,000 28,647 5,000	0 0 0 0 0(19) 0(20)	0 0 0 0 0 0	12.10 11.34 8.09 6.75 9.60 6.40	3/19/2011 6/29/2011 7/21/2012 4/28/2013 2/2/2014 8/5/2016			0 0 0 0 0 0	0 0 0 0 0 0
Todd Leto(21)	0	0	0	0	0	0	0	0	0

1

Unvested SSARs of 33,007 were terminated on 10/26/2010.

2

Unvested shares of 20,000 were terminated on 10/26/2010.

3

Shares vest as follows: 3,750 on 3/22/2011.

4

SSARs vest as follows: 3,633 on 2/2/2011 and 3,633 on 2/2/2012.

5

Shares vest as follows: 1,377 on 2/2/2011 and 1,378 on 2/2/2012.

6

Shares vest as follows: 6,250 on 10/29/2011 and 6,250 on 10/29/2012.

7

SSARs vest as follows: 3,113 on 10/29/2011, 3,115 on 10/29/2012 and 3,115 on 10/29/2013.

8

Shares vest as follows: 1,080 on 10/29/2011, 1,081 on 10/29/2012 and 1,081 on 10/29/2013.

9

Shares vest as follows: 10,000 on 8/5/2011 and 10,000 on 8/5/2012.

10

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met.

11

SSARs vest as follows: 8,000 on 10/30/2011, 8,000 on 10/30/2012, 8,000 on 10/30/2013 and 8,000 on 10/30/2014.

12

Shares vest as follows: 3,000 on 10/30/2011, 3,000 on 10/30/2012, 3,000 on 10/30/2013 and 3,000 on 10/30/2014.

13

Shares vest as follows: 3,000 on 3/31/2011, 3,000 on 3/31/2012, 3,000 on 3/31/2013, 3,000 on 3/31/2014 and 3,000 on 3/31/2015.

14

Shares vest as follows: 33,334 on 11/23/2011, 33,333 on 11/23/2012 and 33,333 on 11/23/2013.

15

SSARs vest as follows: 8,926 on 2/2/2011 and 8,927 on 2/2/2012.

16

Shares vest as follows: 3,384 on 2/2/2011 and 3,384 on 2/2/2012.

17

Shares vest as follows: 5,000 on 8/5/2011 and 5,000 on 8/5/2012.

18

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met.

19

Unvested SSARS of 19,098 were terminated on 10/26/2010.

20

Unvested shares of 10,000 were terminated on 10/26/2010.

21

Todd Leto had no equity awards outstanding as of year-end.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding GTSI’s equity compensation plans as of December 31, 2010.

Plan Category	Number of Shares to be Issued upon Exercise / Lapse of Outstanding Options / Restricted Stock Awards (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,404,382	$8.22	1,134,164
Equity compensation plans not approved by stockholders	0	0	0
Total	1,404,382	$8.22	1,134,164

COMMON STOCK OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 21, 2011 (except as noted otherwise) by: (a) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) each of the Company’s directors who owns Common Stock; (c) each of the executive officers named in the Summary Compensation Table; and (d) all current directors and executive officers of the Company as a group.

	Shares	Percent
Name of Beneficial Owner [1]	Beneficially Owned	of Class
Linwood A. (“Chip”) Lacy, Jr. [2] c/o Solomon, Ward, Seidenwurm & Smith 401 B Street Suite 1200 San Diego, CA 92101	1,419,600	14.7%
T. Rowe Price 100 Light Street Baltimore, MD 21202	958,600	9.9%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	806,652	8.3%
M. Dendy Young c/o Charles Schwab & Co. 7401 Wisconsin Avenue, Suite 100 ATTN: Thomas Farley Bethesda, MD 20814	773,284	8.0%
Cannell Capital LLC P.O. Box 3459 Jackson, WY 83001	495,089	5.1%
Lee Johnson[3]	197,598	2.0%
John M. Toups[4]	121,998	1.3%
Steven Kelman, Ph.D.[5]	102,513	1.1%
Bridget Atkinson[6]	98,325	1.0%
Daniel R. Young[7]	84,998	*
James J. Leto[8]	76,891	*
Peter Whitfield[9]	70,260	*
Thomas L. Hewitt[10]	48,998	*
Barry L. Reisig[11]	42,998	*
Joseph “Keith” Kellogg, Jr.[12]	29,998	*
Scott Friedlander[13]	16,368	*
Todd Leto[14]	15,645	*
Lloyd Griffiths[15]	9,999	*
Sandra Gillespie[16]	8,000	*
Charles DeLeon[17]	7,150	*
Sterling Phillips[18]	0	*
All Directors and Executive Officers as a group (17 persons)[19]	2,351,339	23.3%

*Less than one percent.

1

Such persons have sole voting and investment power with respect to all Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

2

Excludes 329,714 shares owned by the Linwood A. Lacy, Jr. 2004 Charitable Lead Annuity Trust; Mr. Lacy has no beneficial interest in such shares.

3

Includes 60,100 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011 and 3,333 restricted shares.

4

Includes 47,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011 and 3,333 restricted shares.

5

Includes 45,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011 and 3,333 restricted shares.

6

Includes 88,204 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

7

Includes 45,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011 and 3,333 restricted shares.

8

No shares of options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

9

Includes 58,257 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

10

Includes 20,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011, and 3,333 restricted shares.

11

Includes 20,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011 and 3,333 restricted shares.

12

Includes 10,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2011 and 3,333 restricted shares.

13

No shares of options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

14

No shares of options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

15

Includes 3,333 restricted shares.

16

Includes 8,000 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

17

No shares of options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

18

No shares of options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011.

19

Includes 401,561 shares, comprising of shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2011 and restricted shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Exchange Act Section 16(a) requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file with the SEC reports concerning their beneficial ownership of the Company’s equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all such SEC reports they file. Pursuant to Item 405 of SEC Regulation S-K, the Company is required in this Proxy Statement to provide disclosure of “insiders” who do not timely file such reports. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2010, we believe that all of our directors, officers and stockholders subject to the reporting requirements of Exchange Act Section 16(a) filed their reports with the SEC on a timely basis during 2010.

EXECUTIVE OFFICERS

The Company’s current executive officers, and certain information about each of them, are as follows:

Name	Age	Title
Sterling Phillips	64	Chief Executive Officer and President
Peter Whitfield	52	Senior Vice President and Chief Financial Officer
Joseph Uglialoro	40	Vice President, General Counsel and Secretary
Bridget Atkinson	49	Vice President, Human Resources

Officers are appointed by and serve at the Board’s discretion, except that officers at the Vice President level are appointed by and serve at the CEO’s discretion.

Mr. Phillips joined the Company in December 2010 as Chief Executive Officer and President. In January 2011 the Board appointed Mr. Phillips as a director of GTSI. From January 2001 to April 2007, he served as Chairman and Chief Executive Officer for Analex Corp., a government contractor. And from May 2007 to November 2010, he served as a venture partner for FirstMark Capital, a venture capital company. Mr. Phillips served as a director of Analex Corp. from January 2001 to April 2007 and as a director of MTM Corp. from 2008 to 2010.

Mr. Whitfield joined the Company in March 2007 as Division Vice President, Internal Audit and Process. He was promoted to Vice President, Financial Planning, Analysis and Internal Audit in June 2008. In September 2008, he was appointed Vice President and Interim Chief Financial Officer and in October 2008, he was promoted to Senior Vice President and Chief Financial Officer. From October 27, 2010 until December 1, 2010, Mr. Whitfield also served as Acting Co-CEO. From October 2003 to June 2004, he served as a consultant for Worldcom, Inc. From June to September 2004, he served as Sr. Director of Procurement for Inphonic, Inc., then from September 2004 until May 2005, he served as Vice President of Fulfillment and from May 2005 until July 2006, he served as Sr. Vice President of Operations. From August 2006 until March 2007, he served as a financial consultant for GTSI Corp.

Mr. Uglialoro joined the Company in July 2004 as Senior Corporate Counsel. He was appointed Deputy General Counsel in April 2008 and Secretary of GTSI in October 2010. Mr. Uglialoro was appointed Acting General Counsel and Secretary in November 2010 and Vice President, General Counsel and Secretary in February 2011. From October 2002 to August 2004, he served as Corporate Counsel for France Telecom North America.

Ms. Atkinson joined the Company in 1998 as Senior Director of Human Resources. She has served as Vice President, Human Resources since 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the 2010 fiscal year were: Daniel Young (Chairperson), Lloyd Griffiths, and John Toups, for all of fiscal 2010; and Linwood (Chip) Lacy, Jr. from April 2010 through December 2010. No member of this committee was at any time during the 2010 fiscal year or at any other time an officer or employee of the Company and no member of this  committee had any  relationship  with  GTSI  requiring  disclosure  under  Item  404 of  SEC  Regulation S-K. No executive officer of GTSI has served on the board of directors or compensation committee of any other entity that has or has had one of more executive officers who served as a member of the Board or its Compensation Committee during the 2010 fiscal year.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

 AND CHANGE OF CONTROL ARRANGEMENTS

The following is a description of GTSI’s employment agreements, severance agreements and change-of-control arrangements with each current executive officer.

Employment Agreements

On January 24, 2011, the Company entered into an employment agreement, effective as of December 1, 2010, with Sterling Phillips, pursuant to which Mr. Phillips is employed by GTSI as CEO and President. The agreement provides that Mr. Phillips will receive (a) a base salary of $400,000 per annum, with a targeted incentive of up to $450,000 in the form of cash and restricted stock subject to 100% attainment for specific performance goals established by the Board. For 2011, the Company has guaranteed 50% of Mr. Phillips’ incentive opportunity (at 100% attainment), an amount equal to $225,000. Annual base salary and targeted incentives will be reviewed annually by the Board. In addition, Mr. Phillips was granted an option to purchase up to 200,000 shares under the Company’s Stock Incentive Plan, with a grant date of November 23, 2010, vesting in one-third equal increments on each of the first three anniversaries of the grant date, subject to Mr. Phillips’ continued employment as of each vesting date. The option has an exercise period of up to seven years and an exercise price of $4.77 per share, which was based on the $4.77 per share closing price of GTSI’s common stock on November 23, 2010. Because the above-referenced option grant was inadvertently in excess of the Stock Incentive Plan’s limit on grants in excess of 100,000 option shares to any one employee during a single fiscal year, only 100,000 stock options were effectively granted. On February 22, 2011, the Company, as authorized by the Board and the Compensation Committee, granted Mr. Phillips an option to purchase up to 100,000 shares under the Stock Incentive Plan, vesting in one-third equal increments on each of the first three anniversaries of the grant date, subject to Mr. Phillips’ continued employment as of each vesting date. The option has an exercise period of up to seven years and an exercise price of $4.73 per share, which was based on the $4.73 per share closing price of GTSI’s common stock on the grant date.

Mr. Phillips’ employment agreement also provides that, subject to applicable laws, the Board will nominate Mr. Phillips for election as a Board member by the Company’s stockholders while he is employed under the agreement.

If the Company terminates Mr. Phillips’ employment without cause, as defined in his agreement, prior to his 65th birthday, he will be entitled to, among other benefits normally provided to other GTSI executives, severance equal to 12 months of his annual base salary at the time of termination payable during the first 12 months after the termination date in accordance with the Company’s standard payroll schedule.

If a change of control of GTSI, as defined in the agreement, occurs and Mr. Phillips’ employment is terminated by the Company without cause or by Mr. Phillips for good reason, as defined in the agreement, Mr. Phillips will be entitled to, among other benefits normally provided to other GTSI executives, severance equal to 12 months of his annual base salary at the time of termination, accelerated vesting of stock awards (whether restricted stock, stock options or other awards), as well as other benefits that will have accrued as of the termination date. The severance amounts would be paid during the 12 months following the termination date in accordance with Company’s standard payroll schedule.

The Company and Peter Whitfield entered into an employment agreement pursuant to which Mr. Whitfield is employed as GTSI’s chief financial officer effective October 29, 2008. Pursuant to the agreement, the Company currently pays Mr. Whitfield a salary at the annual rate of $285,000 and Mr. Whitfield has a targeted annual incentive of up to $171,000 at 100% achievement, or $342,000 at 200% achievement, subject to the Company’s then existing incentive plan attainment level.

The Company also agreed to provide Mr. Whitfield with a severance payment equal to six months of his then base salary for a termination without cause, as defined in his agreement, and in the case of termination without cause after a change of control as defined in the agreement, a severance payment equal to 15 months of his total targeted compensation. In addition, the Company provides Mr. Whitfield with the employee benefits accorded other senior executive officers of the Company.

In October 2008, Mr. Whitfield received, pursuant to his employment agreement, an option to purchase up to 25,000 shares of the Company’s common stock under the Company’s Amended and Restated 2007 Stock Incentive Plan and 5,402 restricted shares and 15,569 stock settled appreciation rights under the Company’s Long-Term Incentive Plan. Such awards are subject to the Company’s standard vesting periods.

Severance Agreements and Change of Control Agreements

The Company has entered into severance agreements and change of control agreements with certain key employees, including Joseph Uglialoro and Bridget Atkinson. Such agreements are designed to promote stability and continuity of senior management. As discussed above, Mr. Phillips’ and Mr. Whitfield’s employment agreements have severance provisions.

The severance agreements with Mr. Uglialoro and Ms. Atkinson entitles the executive officer to a severance package if his or her employment is terminated by GTSI without “cause,” or he or she is notified of one of the following conditions, and as a result, resign from GTSI within 30 days of such notice (“resignation”):

➢

the executive’s annual base salary is reduced by more than 20% from its then current amount;

➢

the executive’s duties, responsibilities, authority, reporting structure, title (excluding any minor or inadvertent action that is remedied by the Company immediately after notice by the executive) are significantly or meaningfully, as reasonably determined by the Company, reduced by the Company; or

➢

the Company asks the executive to relocate permanently to a different GTSI work site that would increase the executive’s one-way commute distance by more than 35 miles from his or her then principal residence.

In the event of the termination of Ms. Atkinson’s employment by the Company without cause or her resignation, the Company will pay her a lump sum severance payment equal to six months of her then current annual base salary, subject to standard withholdings and deductions. In the event of the termination of Mr. Uglialoro’s employment by the Company without cause or his resignation, the Company will pay him a lump sum severance payment equal to four months of his then current annual base salary, subject to standard withholdings and deductions. The Company’s obligation to pay this severance compensation is subject to receipt of a release from the executive.

In the case of a “change of control,” as defined below, the change of control agreement will supersede the terms of an executive’s severance agreement.

The Company has entered into change of control agreements with Mr. Uglialoro and Ms. Atkinson and with six other current officers. These agreements provide that if, within six months prior to or 24 months following a change of control, such officer is terminated as an employee of the Company other than for cause, or the officer resigns because his or her compensation is reduced, his or her responsibilities are substantively diminished, or he or she is required to relocate, he or she will receive specific payments based on his or her then current annual base salary and targeted annual bonus.

The change of control agreements provide, without changing the nature of the at-will employment relationship, that in connection with a change of control, the officer will be entitled to the cash benefits, health insurance benefits, gross-up benefits as well as immediate vesting of any outstanding stock options, restricted stock or SSARs.

If during or following a change of control, the officer is terminated for cause, the Company will have no obligations to such officer other than reimbursement of expenses incurred prior to such termination. If an officer resigns (other than for good reason), he or she will not be entitled to further compensation except as may be provided by the terms of any benefit plans of the Company in which the officer participates and for salary accrued but unpaid through the date of resignation and reimbursement of expenses incurred prior to such date.

If an officer’s employment with the Company is terminated without cause, or the officer resigns for good reason during the “change of control period,” or events leading to officer's resignation for good reason are effected in anticipation of a change of control, including an attempt to avoid the Company’s or its successor's obligations under the change of control agreement, the following will occur:

(a) As of December 31, 2010, the Company was obligated to provide to the officer a severance payment equal to a specified amount of the officer's then annual total target compensation. In the case of Mr. Whitfield and Ms. Atkinson, the amount is based on 15 months, and for Mr. Uglialoro the amount is based on three months. This amount is payable in a lump sum within 30 days after the termination date. In addition, the Company will provide the officer, at the Company’s expense, with continued group health insurance benefits (medical, dental and vision) for the officer and his or her eligible dependents under COBRA for a period of up to six months following the effective date of the termination of the officer’s employment with the Company without cause or the officer’s resignation for good reason; or the officer is gainfully employed at another place of work, whichever is sooner.

(b) Any unvested stock awards issued to officer will have their vesting accelerated in full so as to become fully vested and immediately exercisable as of the date of such termination.

(c) Payment is contingent on the Company’s receipt of a release from the officer.

"cause" means the officer's

(i) willful and continued failure to substantially perform his/her duties with the Company or willful and continued failure to substantially follow and comply with the specific and lawful directives of the Chief Executive Officer, as reasonably determined by the Chief Executive Officer (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure after notice of resignation), after a written demand for substantial performance is delivered to the officer by the Chief Executive Officer, which demand specifically identifies the manner in which the Chief Executive Officer believes that the officer has not substantially performed his/her duties,

(ii) conviction of any felony involving moral turpitude;

(iii) engaging in illegal business practices or other practices contrary to the written policies of the Company;

(iv) misappropriation of assets of the Company;

(v) continual or repeated insobriety or drug use;

(vi) continual or repeated absence for reasons other than disability or sickness;

(vii) fraud; or

(viii) embezzlement of Company funds.

"change of control" includes:

(i) the acquisition by any individual or entity resulting in the control of 50% or more of GTSI’s outstanding common stock;

(ii) a change in a majority of the Board (other than through an “act of God”) and clearly related to the acquisition if the change occurred during any 12 consecutive months, and the new directors were not elected by the Company’s stockholders or by a majority of the directors who were in office at the beginning of the 12 months; or

(iii) the Company’s stockholders approve a merger or consolidation of the Company with any other corporation (and the consummation thereafter), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

"change of control period" means the period of time starting six months prior to the date the change of control is effected and ending 24 months following such change of control.

"good reason" means any one of the following events (so long as the officer tenders his or her resignation to the Company within 60 days after the occurrence of the event which forms the basis for any termination for good reason and such basis is clearly related to the change of control event):

(i) any reduction of the officer's then existing annual base salary or annual bonus target;

(ii) any material reduction in the package of benefits and incentives, taken as a whole, provided to the officer (except that employee contributions may be raised to the extent of any cost increases imposed by third parties as applied to the Company as a whole) or any action by the Company which would materially and adversely affect the officer's participation or reduce the officer's benefits under any such plans, except to the extent that such benefits and incentives are reduced as to be made equivalent to the benefits and incentives of all other officers of the Company and/or its successor or assign;

(iii) any diminution of the officer's duties, responsibilities, authority, reporting structure, titles or offices, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Company immediately after notice thereof is given by the officer;

(iv) request that the officer relocate to a work site that would increase the officer's one-way commute distance by more than 35 miles from his or her then principal residence, unless the officer accepts such relocation opportunity;

(v) any material breach by the Company of its obligations under the agreement; or

(vi) any failure by the Company to obtain the assumption of the agreement by any successor or assign of the Company.

If it is determined that any payment or distribution by the Company to or for the benefit of the officer in connection with a change of control would be subject to the excise tax imposed by Internal Revenue Code Section 4999, the officer will be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that, after payment by the officer of the excise tax imposed by Code Section 4999 on the Gross-up Payment, the officer retains an amount of the Gross-up Payment equal to the excise tax imposed upon the change of control payments.

CEO Resignations

James J. Leto resigned as CEO effective February 15, 2010. In connection with his retirement, Mr. Leto’s employment agreement and change-of-control agreement terminated and he and the Company entered into a transition agreement dated as of January 20, 2010 under which Mr. Leto received (a) a base salary at his then current rate of $525,000 per annum through March 31, 2010, and (b) a base salary at the rate per annum of $393,750 from April 1, 2010 to May 31, 2010, his last day as an employee. As an employee, Mr. Leto was eligible to receive all applicable Company employee benefits through May 31, 2010, including the rights to any vesting of options to purchase GTSI common stock and awards of GTSI common stock then held by Mr. Leto under GTSI’s Stock Incentive Plan.

The Company paid Mr. Leto a total of $131,250 for providing consulting services to the Company during the period from June 1, 2010 until December 31, 2010.

Effective as of August 4, 2010, the Company entered into an employment agreement with Scott Friedlander pursuant to which he would be employed by GTSI as President and CEO. The agreement provided for Mr. Friedlander to receive (a) a base salary of $400,000 per annum, with a targeted incentive of up to $450,000 in the form of cash and restricted stock subject to 100% attainment for specific performance goals established by the Board, or alternatively as the Board may determine, up to $900,000 in the form of cash and restricted stock for 200% attainment of specific performance. In addition, Mr. Friedlander was granted an option to purchase up to100,000 shares under the Company’s Stock Incentive Plan, with a grant date of August 4, 2010, vesting in one-fifth equal increments on each of the first five anniversaries of the grant date, subject to Mr. Friedlander’s continued employment as of each vesting date. The options had an exercise period of up to seven years and an exercise price of $5.16 per share, which was based on the $5.16 per share closing price of GTSI’s common stock on August 4, 2010.

Mr. Friedlander voluntarily resigned as President and CEO effective October 26, 2010. On October 26, 2010, Mr. Friedlander and GTSI entered into a separation agreement  providing for his  resignation as

President, CEO and a director of GTSI and the termination of his employment agreement. Pursuant to the separation agreement (a) GTSI will pay Mr. Friedlander severance equal to his ending salary of $400,000 per year for a period of 12 months, subject to acceleration upon a change of control, (b) GTSI paid Mr. Friedlander a one-time severance payment of $450,000, (c) for a period of up to 18 months, GTSI will reimburse Mr. Friedlander for COBRA expenses, (d) for a period of up to 12 months, GTSI will continue to provide Mr. Friedlander with continued participation in GTSI’s long-term care plan, and (e) the exercise period of Mr. Friedlander’s unexercised options to purchase GTSI common stock was extended to the maximum exercise period permitted by GTSI’s applicable equity compensation plan(s).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and Federal Airways Corporation, a company of which Mr. Johnson is the owner and president, are parties to a consulting agreement, which began in 1997. In January of 2009, a new consulting agreement was executed and will continue until Mr. Johnson ceases to be a director of the Company or either party terminates the agreement.  Under the agreement, if the Company calls upon Mr. Johnson to provide services in respect of Company matters, the Company pays Mr. Johnson a fee of $2,000 per day for his services and reimburses his related out-of-pocket expenses. During 2010, the Company paid Federal Airways Corporation $160,100, plus reimbursement of related out-of-pocket expenses of $6,189, for a total of $166,289 for services performed by Mr. Johnson during the year.

The Company and James J. Leto were parties to a transition agreement dated January 20, 2010, whereby Mr. Leto would be a consultant to the Company from June 1, 2010 until December 31, 2010. During 2010, the Company paid Mr. Leto $131,250 for his services, and $4,765.91 for other expenses consisting primarily of COBRA.

Former CEO James J. Leto’s son, Todd Leto, served as Senior Vice President, Sales and Marketing, a division of the Company until June 14, 2010. For 2010, refer to the Summary Compensation Table on page 25. During 2010, Mr. Todd Leto received a salary of $134,615. By agreement between the Company and James J. Leto, Mr. James Leto did not participate in any decision making at GTSI with respect to Mr. Todd Leto’s performance or compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee of the Board (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference in any of those filings.

The Board adopted a written Audit Committee Charter, a copy of which is posted on the Company’s Internet website, www.GTSI.com (located on the Investor Relations web page). The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” as independence is defined in Nasdaq Rule 4200(a)(15).

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP to review and discuss significant accounting issues.

The Audit Committee members have reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010.

Management advised the Audit Committee that all of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010 were prepared in accordance with U.S. generally accepted accounting principles and the Audit Committee discussed such financial statements with both management and PricewaterhouseCoopers (“PwC”).

Prior to the commencement of the audit, the Audit Committee discussed with Company’s management and PwC the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with PwC, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee members’ review included discussion with PwC of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to the Company’s independent registered public accounting firm, members of the Audit Committee, among other things, discussed with PwC matters relating to its independence, including the written disclosures and letter received by the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee reviewed and pre-approved the non-audit services described below provided by PwC during 2010. The Audit Committee has considered whether the provision by PwC of non-audit services to the Company is compatible with maintaining PwC’s independence and concluded it was compatible with maintaining the requisite independence.

The Audit Committee also works with the internal auditor that reports directly to the Audit Committee and the Chief Financial Officer.

Management determined that the Company was a non-accelerated filer for its 2010 fiscal year since its float fell below the required threshold of $50 million for non-affiliates as of the last business day of its most recently completed second fiscal quarter. During the course of closing the fiscal year ended December 31, 2010, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited consolidated financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Audit Committee members for the year ended December 31, 2010:

Barry L. Reisig, Chairman

Thomas Hewitt

Joseph Keith Kellogg, Jr.

Steven Kelman

AUDIT FEES

The following table shows the fees paid or incurred by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for 2010 and 2009.

	2010	2009
Audit Fees	$1,152,098	$1,119,103
Audit Related Fees	$0	$0
Tax Fees	$0	$55,000
All Other	$6,500	$6,500
Total	$1,158,598	$1,180,603

Effective May 6, 2003, GTSI was required to obtain pre-approval by our Audit Committee for all audit and permissible non-audit related fees incurred with our independent registered public accounting firm. The Audit Committee has adopted additional pre-approval policies and procedures. All audit and tax fees were approved in advance by the Audit Committee. When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Due to timing reasons, the Board has not yet selected the independent registered public accounting firm for the Company’s year ending December 31, 2011, but is expected to select the independent registered public accounting firm at the next Board Meeting. The Company, through the Audit Committee and Board confirmation engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm since June 6, 2007, and the Firm has continued as its independent registered public accounting firm through December 31, 2010. It is expected that the Board will select PricewaterhouseCoopers, LLP to continue as the Company’s independent registered public accounting firm for the year ended December 31, 2011.

A representative of PricewaterhouseCoopers LLP, who is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

ANNUAL REPORT

A copy of the Company’s 2010 Annual Report to Stockholders is being delivered to each stockholder as of the Record Date. The Company’s Annual Report on Form 10–K for the year ended December 31, 2010, as filed with the SEC, is also available free of charge to all stockholders of record as of the Record Date by writing to the Company at 2553 Dulles View Drive, Suite 100, Herndon, Virginia, 20171-5219, Attention: Investor Relations.

HOUSEHOLDING

Approved by the SEC, “Householding” allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to the Company at 2553 Dulles View Drive, Suite 100, Herndon, Virginia 20171-5219, Attention: Investor Relations, or call (703) 502-2463.

OTHER MATTERS

The Company currently knows of no matters to be submitted at the Meeting other than those described herein. If any other matters properly come before the Meeting, the proxies will vote the Common Stock they represent as they deem advisable. The persons named as attorneys-in-fact in the proxies are officers of the Company.

By Order of the Board of Directors

Joseph Uglialoro

Secretary

Herndon, Virginia

March 31, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GTSI CORP.

2011 Annual Meeting of Stockholders

The undersigned stockholder(s) of GTSI Corp., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2011, and Annual Report for the fiscal year ended December 31, 2010, and hereby appoints Sterling Phillips and Joseph Uglialoro, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 11:00 A.M., local time, on April 28, 2011, at the Company’s headquarters located at 2553 Dulles View Drive, Suite 100, Herndon, Virginia, and at any adjournment(s) thereof, and to vote all Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below and as more particularly described in the Company’s above-mentioned Proxy Statement:

1.

Election of Directors.

☐	For All Nominees Listed Below (except as marked to the contrary below)	☐	Withhold Authority to Vote For All Nominees Listed

(Instruction:  To withhold the authority to vote for any individual nominee, mark the box next to that nominee’s name below.)

Name of Nominees for election as Class 2 directors of the Company:

☐	Lee Johnson	☐	Thomas L. Hewitt	☐	Sterling E. Phillips, Jr.

2.

Other Business.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said Annual Meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:

__________________, 2011

_____________________________
Signature

_____________________________
Signature

This Proxy should be marked, dated and signed by each stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both parties should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.